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                                                                    EXHIBIT 23.1



                          CONSENT OF GRANT THORNTON LLP



We have issued our report dated February 17, 2000 accompanying the financial statements of FindWhat.com contained in this Registration Statement. We consent to the use of the aforementioned report in the Registration Statement of the aforementioned reports and to the use of our name as it appears under the caption "Experts."



GRANT THORNTON LLP



New York, New York
September 28, 2000